Exhibit 10.7

NOTE AND SECURITY AGREEMENT

NOTE AND SECURITY AGREEMENT, dated as of May 19, 2006, by and among U.S. Auto Parts Network, Inc. (the “Company”), on the one hand and Richard Pine, Lowell Mann, Brian Tinari, and Todd Daugherty on the other hand (each a “Secured Party” and together the “Secured Parties”).

WITNESSETH:

WHEREAS, further to that Acquisition Agreement by and among the Company and PartsBin, Inc. on the one hand, and the Secured Parties and ThePartsBin.com, Inc., All OEM Parts, Inc., Power Host, Inc., Auto Parts Web Solutions, Inc., Auto Parts Online Canada, Inc., Web Chat Solutions, Inc., and Everything Internet, LLC, on the other hand (the “Acquisition Agreement”) Secured Parties are being issued secured promissory notes, each in the form annexed hereto as Exhibit A (each a “Note” and together the “Notes”) in the aggregate amount of FIVE MILLION DOLLARS ($5,000,000);

WHEREAS, the Company has agreed to pledge certain collateral to Secured Parties in order to secure its obligation to repay the Notes; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed by the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of California; provided, however, if by mandatory provision of law the attachment, perfection, or priority of Secured Parties’ security interest in the Collateral (as hereinafter defined) is governed by the Code of another state such capitalized terms shall be defined as in effect in such other jurisdiction for purposes of provisions thereof relating to such attachment, perfection, or priority.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees with Secured Parties as follows:

SECTION 1. The Notes; Funding Date; Disbursement. Further to the terms and conditions of the Acquisition Agreement, Secured Parties have been issued the Notes in an aggregate principal amount of FIVE MILLION DOLLARS ($5,000,000).

SECTION 2. Benefit of Agreement. This Agreement is for the benefit of Secured Parties to secure (a) the full and punctual payment when and as due, whether at maturity, by acceleration, upon the dates set for payment therein, or otherwise of the principal and interest of the Notes; and (b) the full and punctual payment of any costs and expenses incurred by Secured Parties in connection with the preservation or enforcement (including, without limitation, with respect to any action, suit, or proceeding which may be instituted by Secured Parties in connection with the enforcement) of any of its rights under the Notes (including without limitation the reasonable fees and disbursements of Secured Parties’ attorneys and other experts) (all such obligations, collectively, the “Obligations”).

SECTION 3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations, and in order to induce

Secured Parties to accept the Notes further to the Acquisition Agreement, the Company grants to Secured Parties a continuing security interest (subject to Section 9(b) below), which will be perfected by an effective UCC filing (made by Secured Parties or its counsel) until the amount due under the Notes, as it relates to the specific Secured Party, is satisfied, in all of the Company’s right, title, and interest in all of the following property now owned, or at any time hereafter acquired, by the Company or in which the Company now has or at any time in the future may acquire any right, title, or interest (all of which being hereinafter collectively called the “Collateral”):

(a) all assets of the Company including but not limited to real estate, tangible assets and intangible assets including all intellectual property rights;

(b) all existing and future contracts between the Company and another party;

(c) all existing and future Accounts and General Intangibles now or hereafter owned by the Company including, without limitation, (1) all money due and to become due under any contract, (2) any damages arising out of or for breach or default in respect of any contract or Account, (3) all other amounts from time to time paid or payable under or in connection with any contract or Account, and (4) the right of the Company to terminate any contract or to perform or exercise all remedies thereunder;

(d) all existing and future Equipment;

(e) all existing and future Inventory; and

(f) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

SECTION 4. Representations and Warranties of the Company.

The Company hereby represents and warrants as follows:

(a) The Company owns the Collateral free and clear of any lien, security interest, charge, or encumbrance, except for the security interests created or permitted by this Agreement and the security interests outstanding as of the date hereof, including, but not limited to, those granted to East West Bank or its affiliates (together the “Outstanding Liens”);

(b) Assuming Secured Parties take all necessary actions, including making proper financing statements in the proper jurisdictions, this Agreement creates a valid security interest in the Collateral securing the payment of the Obligations and will be enforceable under the Uniform Commercial Code or similar laws.

SECTION 5. Further Assurances.

(a) Delivery of Statements and Documents. The Company agrees from time to time to execute and deliver promptly, at the sole expense of the Company, all further instruments and documents and take all further action that may be reasonably necessary or desirable or that Secured Parties may reasonably request to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

(b) Financing/Continuation Statements. The Company hereby authorizes Secured Parties to file one or more financing or continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Company where permitted by law.

(c) Indemnification. The Company agrees to pay, and to save Secured Parties harmless from, any and all liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales, or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law or regulation applicable to any of the Collateral, or (iii) in enforcing Secured Parties’ rights and remedies under this Agreement; unless such damages arose from Secured Parties’ willful misconduct or gross negligence.

(d) Limitation on Liens on Collateral. The Company will not create, incur, or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any lien on or to the Collateral other than the liens created hereby and the Outstanding Liens, and will defend the right, title, and interest of Secured Parties in and to any of the Collateral against the claims and demands of third parties.

SECTION 6. Performance by Secured Parties of The Company’s Obligations. If the Company fails to perform or comply with any of its agreements described herein and such failure to perform or comply constitutes an Event of Default (as defined in the Note), then Secured Parties, to the extent provided for by the terms of this Agreement, and after reasonable prior notice to the Company and opportunity to cure, shall itself perform or comply, or otherwise cause performance or compliance with such agreement. The reasonable expenses of Secured Parties incurred in connection with such performance or compliance shall be payable by the Company to Secured Parties on demand and shall constitute Obligations secured hereby.

SECTION 7. Proceeds. Subject to the rights held by the holders of the Outstanding Liens, if an Event of Default (as defined in the Note) shall occur and be continuing, at the request of Secured Parties:

(a) all Proceeds received by the Company consisting of cash, checks, and other non-cash items shall be held by the Company in trust for Secured Parties, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to Secured Parties in the exact form as received by the Company (duly indorsed by the Company to Secured Parties, if required); and

(b) any and all such Proceeds received by the Company (whether from Secured Parties or otherwise) may, in the sole discretion of Secured Parties, be held by Secured Parties as collateral security for, or at any time thereafter applied in whole or in part by Secured Parties against, all or any part of the Obligations in the manner provided in Section 13. Any balance of such payments held by Secured Parties and remaining after payment in full of all the Obligations then due and owing shall be paid over to the Company in the manner provided in Section 17.

SECTION 8. Covenants of the Company. The Company shall pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims including claims for labor, materials, and supplies against, the Collateral, except if the same are being contested in good faith and by appropriate proceedings.

SECTION 9. Negative Covenants of the Company. Subject to the rights held by the holders of the Outstanding Liens, the Company shall not:

(a) sell, assign, or transfer by operation of law or otherwise dispose of any of the Collateral, without the prior written consent of Secured Parties, except in the ordinary course of business, and except the Company may sell, assign, transfer, or dispose of Collateral having an aggregate sale price or consideration of not greater than $500,000;

(b) create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, without the prior written consent of Secured Party, except for (i) the security interests created by this Agreement, (ii) the Outstanding Liens, (iii) for taxes, assessments, or governmental charges or levies if the same are being contested in good faith and by appropriate proceedings, or (iv) imposed by law or arising by operation of law, such as carriers’, warehousemen’s, and mechanics’ liens, and other similar liens arising in the ordinary course of business; provided that the Company shall be obligated to cause the removal of the liens set forth in this subparagraph (b) as promptly as possible after notice thereof.

SECTION 10. Remedies. Subject to the rights held by the holders of the Outstanding Liens, if an Event of Default (as defined in the Note) shall occur and be continuing:

(a) Secured Parties may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the Code in addition to other rights and remedies provided for herein or otherwise available to it, and also may with reasonable notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable;

(b) The Company agrees that to the extent notice of sale shall be required by law at least ten (10) days prior written notice to the Company shall constitute reasonable notification of the time and place of any public sale or the time after which any private sale is to be made. Secured Parties shall not be obligated to make any sale of Collateral regardless of whether notice of sale has been given. Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may without further notice be made at the time and place to which it was so adjourned;

(c) Notwithstanding the foregoing, Secured Parties shall deliver the Collateral to the Company and this Agreement shall terminate as set forth in Section 15 of this Agreement;

(d) All cash proceeds received by Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Parties, be held by Secured Parties as collateral for payment of the Obligations, and at any time, after payment out of such proceeds of any expenses payable to Secured Parties pursuant to Section 11.

SECTION 11. Expenses. The Company shall pay to Secured Parties upon demand the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Parties may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral or (ii) the exercise or enforcement of any of the rights of Secured Parties hereunder after and during the continuance of an Event of Default.

SECTION 12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13. No Waiver; Cumulative Remedies; Further Assurances. Secured Parties shall not by any act (except a written instrument pursuant to Section 14 hereof), delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default (as defined in the Note) or in any breach of the terms and conditions hereof. A waiver by Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Parties would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Parties any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. The Company shall do such further acts, including without limitation, signing such documents of transfer that Secured Party may reasonably request to effectuate any sale of Collateral as herein permitted and described.

SECTION 14. Waivers and Amendments; Successors and Assigns.

(a) None of the terms or provisions of this Agreement may be waived, altered, modified, or amended except by a written instrument duly executed by the Company and Secured Parties owed a majority of the then outstanding amounts under the Notes evidencing the Loans.

(b) This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall together with the rights and remedies of Secured Parties hereunder inure to the benefit of Secured Parties and their successors and assigns, provided that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Parties.

SECTION 15. Release of Collateral. Following the date on which all Obligations then due and owing have been paid in full, this Agreement shall terminate. Upon expiration of this Agreement the security interest granted hereby shall terminate, and the Company shall have no further obligations hereunder. Secured Parties, at the request and expense of the Company, will execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination and to release the security interest granted pursuant to Section 3.

SECTION 16. Notices. All notices, requests, and other communications to either party hereunder or under the Note shall be in writing and shall be given to the parties hereto at the addresses set forth below:

if to the Company:	U.S. Auto Parts Network, Inc.
17150 South Margay Avenue
Carson, CA 90749
Attention: Michael McClane
Telephone: (310)735-0085

with a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP
10100 Santa Monica Blvd., Suite 700
Los Angeles, CA 90067
Attention: Thomas J. Poletti, Esq.
Telephone: (310)552-5045
Fax: (310)552-5001

if to Secured Parties:	The PartsBin.Com, Inc.
92 Youngs Road
Trenton, NJ

with a copy to:	Lowell E. Mann, Esquire
Mann Law Associates, P.C.
One Oxford Valley, Suite 850
Langhorne, PA 19047

or to such other address as such party may hereafter specify by written notice to the other party hereto. Except as otherwise provided for herein, each such notice, request, or other communication shall be effective (i) if given by facsimile transmission when transmitted to the facsimile transmission number specified in this Section 16 or (ii) if given by mail, three (3) business days after such communication is deposited in the mail by certified mail, return-receipt requested, postage prepaid addressed as aforesaid.

SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

SECTION 18. Governing Law

This Agreement shall be construed pursuant to the laws of the State of California without regard to conflicts of law principals thereof. Any controversy arising hereunder shall be resolved by arbitration from the American Arbitration Association.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first set forth above.

THE COMPANY:

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Mehran Nia
Mehran Nia, its President & CEO

SECURED PARTIES:

/s/ Richard Pine
Richard Pine

/s/ Lowell Mann
Lowell Mann

/s/ Brian Tinari
Brian Tinari

/s/ Todd Daugherty
Todd Daugherty

[Signature Page for Note and Security Agreement]